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                                                                      EXHIBIT 99

[KPMG LOGO]

111 North Orange Avenue, Suite 1600
P.O. Box 3031
Orlando, Fl 32802

                          Independent Auditors' Report

To the Members of
GE Harris Railway Electronics, L.L.C. and Subsidiaries:

We have audited the consolidated balance sheets of GE Harris Railway Electronics, L.L.C. and subsidiaries (a limited liability company) as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive income, members' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GE Harris Railway Electronics, L.L.C. and subsidiaries (a limited liability company) as of December 31, 1998 and 1997, and the results of their operations and comprehensive income and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                                             /s/ KPMG LLP



February 10, 1999